Exhibit 99.1


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                               Contact:  Daniel L. Krieger,
                                                              President
                                                              (515) 232-6251

APRIL 18, 2003

                            AMES NATIONAL CORPORATION
                 ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS
                        AND FORECASTED EARNINGS FOR 2003



The Company earned net income of $2,870,000, or $0.92 per share for the three months ended March 31, 2003, compared to net income of $2,941,000, or $0.94 per share, for the three months ended March 31, 2002, a decrease of 2%. The Company's return on average assets was 1.67% and 1.91%, respectively, for the three-month periods ending March 31, 2003 and 2002. The Company's return on average equity was 11.26% and 12.26%, respectively for the three-month periods ending March 31, 2003 and 2002. Total assets increased from $646 million for the quarter ended March 31, 2002 to $737 million for the quarter ended March 31, 2003, an increase of 14%.

While net interest income was relatively unchanged for the first quarter of 2003 compared to the same period in 2002, non-interest expense was significantly higher in 2003 as a result of higher overhead expenses associated with the opening of United Bank & Trust NA (United Bank) in Marshalltown, Iowa.
Noninterest expenses for United Bank totaled $324,000 for the quarter ended March 31, 2003. The higher non-interest expense was partially offset by higher securities gains in the Company's investment portfolio and an increase in secondary market fees for the first quarter of 2003 compared to the same period a year ago. Secondary mortgage market activity continues to be strong at affiliate banks, but is not anticipated to remain at current levels once interest rates begin to increase.

Loans increased 12% to $340 million, a $36 million increase since March 31, 2002. Commercial real estate loans accounted for most of the growth with United Bank generating the increase. Deposits showed a strong 16% growth over first quarter 2002 with all interest bearing deposit categories reflecting significant growth. United Bank has made an impact in the Marshalltown area with over $46 million in deposits since it began operations in mid June 2002.

Capital increased 8% to 103 million from one year ago, which included over $7 million in net unrealized gains on securities available for sale. Capital at the end of March 2003, represented 14% of total assets. Ames National Corporation stock, under the symbol ATLO, traded in the $46.05 to $48.90 range in the first quarter of 2003 and closed at $48.90 on March 31, 2003.

Ames National Corporation is forecasting earnings for the year ending December 31, 2003 of $3.27 per share. This figure compares to the $3.63 per share earned for the year ending December 31, 2002. Lower earnings are forecast as a result of operating costs associated with the de novo chartering of United Bank & Trust in Marshalltown, Iowa, and anticipation of lower net interest margins in 2003.

Ames National Corporation affiliate banks are located in Iowa and include First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co.,
Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

The Company's earnings forecast for 2003 is a forward-looking statement under the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause the actual earnings to differ materially from forecasted earnings. A number of factors, many of which are beyond the Company's control, could cause actual earnings to differ significantly from those described in this forward-looking statement. Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the areas in which the Company and the Banks operate, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in governmental regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management and asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.


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

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                   (unaudited)

                                                                                     March 31,        March 31,
Assets                                                                                  2003             2002
                                                                                   ------------------------------
Cash and due from banks ........................................................   $  26,870,928    $  40,864,403
Federal funds sold .............................................................     100,320,000       60,960,000
Interest bearing deposits in financial institutions ............................       1,000,000          600,000
Securities available-for-sale ..................................................     254,003,860      225,187,867
Loans receivable, net ..........................................................     340,383,399      304,510,264
Bank premises and equipment, net ...............................................       8,623,103        7,483,997
Accrued income receivable ......................................................       5,701,244        5,836,053
Other assets ...................................................................         357,811          324,837
                                                                                   ------------------------------

            Total assets .......................................................   $ 737,260,345    $ 645,767,421
                                                                                   ==============================

                      Liabilities and Stockholders' Equity

Deposits:
    Demand .....................................................................   $  61,686,441    $  51,991,931
    NOW accounts ...............................................................     144,079,506      131,319,934
    Savings and money market ...................................................     174,326,939      145,667,064
    Time, $100,000 and over ....................................................      63,441,854       49,064,946
    Other time .................................................................     170,359,656      152,358,206
                                                                                   ------------------------------

            Total deposits .....................................................     613,894,396      530,402,081

Federal funds purchased and securities
    sold under agreements to repurchase ........................................      13,362,019       13,830,133
Dividends payable ..............................................................       1,376,752        1,312,596
Deferred taxes .................................................................       2,539,121        1,224,826
Accrued interest and other liabilities .........................................       3,454,538        3,685,309
                                                                                   ------------------------------

            Total liabilities ..................................................     634,626,826      550,454,945
                                                                                   ------------------------------

Stockholders' Equity:
    Common stock, $5 par value;  authorized  6,000,000 shares;  issued 3,153,230 shares at March 31, 2003 and 2002; outstanding 3,128,982 and 3,125,229 at
      March 31, 2003 and 2002, respectively ....................................      15,766,150       15,766,150
    Surplus ....................................................................      25,354,014       25,393,028
    Retained earnings ..........................................................      55,411,117       51,025,345
    Treasury stock, at cost; 24,248 and 28,001 shares at
      March 31, 2003 and 2002, respectively ....................................      (1,333,640)      (1,530,805)
    Accumulated other comprehensive income - net unrealized gain
      on securities available-for-sale .........................................       7,435,878        4,658,758
                                                                                   ------------------------------

            Total stockholders' equity .........................................     102,633,519       95,312,476
                                                                                   ------------------------------

            Total liabilities and stockholders' equity .........................   $ 737,260,345    $ 645,767,421
                                                                                   ==============================

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

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES
                        Consolidated Statements of Income
                                   (unaudited)

                                                                  Three Months Ended
                                                                       March 31,
                                                                   2003         2002
                                                                -----------------------
Interest and dividend income:
    Loans ...................................................   $5,556,035   $5,865,172
    Securities
      Taxable ...............................................    1,883,539    1,980,131
      Tax-exempt ............................................      770,300      718,954
    Federal funds sold ......................................      163,694      200,784
    Dividends ...............................................      340,665      330,803
                                                                -----------------------
                                                                 8,714,233    9,095,844
                                                                -----------------------
Interest expense:
    Deposits ................................................    2,625,990    2,987,959
    Other borrowed funds ....................................       64,219       74,135
                                                                -----------------------
                                                                 2,690,209    3,062,094
                                                                -----------------------

          Net interest income ...............................    6,024,024    6,033,750

Provision for loan losses ...................................      119,745      104,219
                                                                -----------------------
          Net interest income after provision for loan losses    5,904,279    5,929,531
                                                                -----------------------

Non-interest income:
    Trust department income .................................      327,329      250,730
    Service fees ............................................      358,924      357,675
    Securities gains, net ...................................      365,825      188,733
    Loan and secondary market fees ..........................      248,120      135,627
    Other ...................................................      295,215      190,372
                                                                -----------------------
          Total non-interest income .........................    1,595,413    1,123,137
                                                                -----------------------

Non-interest expense:
    Salaries and employee benefits ..........................    2,169,684    1,782,335
    Occupancy expenses ......................................      268,608      203,362
    Data processing .........................................      467,800      404,411
    Other operating expenses ................................      591,510      542,148
                                                                -----------------------
          Total non-interest expense ........................    3,497,602    2,932,256
                                                                -----------------------

          Income before income taxes ........................    4,002,090    4,120,412

Income tax expense ..........................................    1,131,765    1,179,482
                                                                -----------------------

          Net income ........................................   $2,870,325   $2,940,930
                                                                =======================

Basic and diluted earnings per share ........................   $     0.92   $     0.94
                                                                =======================

Declared dividends per share ................................   $     0.44   $     0.42
                                                                =======================

Comprehensive Income ........................................   $2,487,415   $3,003,074
                                                                =======================


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